STOCK OPTION AGREEMENT


     THIS STOCK OPTION AGREEMENT ("Option Agreement") dated as of July 16, 1996 between First Bancshares, Inc., an Alabama corporation ("FBI"), and United Security Bancshares, Inc., an Alabama corporation ("USB"), .

                                WITNESSETH:

     WHEREAS, the Boards of Directors of the parties hereto have approved a letter of intent to merge dated as the date hereof, and plan to enter into a definitive contract by August 19, 1996, ("Agreement"), providing for certain transactions pursuant to which USB and FBI will merge, and their subsidiary banks will merge (the "Plan of Merger"); and

     WHEREAS, as a condition to and as consideration for USB to enter into the Agreement and to induce such entry, FBI has agreed to grant to USB the option set forth herein to purchase authorized but unissued shares of FBI Common Stock;

     NOW, THEREFORE, in consideration of the premises herein contained, the parties agree as follows:

1. GRANT OF OPTION. Subject to the terms and conditions set forth herein, FBI hereby grants to USB an option ("Option") to purchase up to 19,200 shares of FBI Common Stock, at a price of $67.00 per share, payable in cash as provided in
Section 3 hereof.

2. EXERCISE OF OPTION. (a) Unless USB shall have breached in any material respect any covenant or representation contained in the Agreement and such breach has not been cured, USB may exercise the Option, in whole or part, at any time or from time to time if, and only if, a Purchase Event (as defined below) shall have occurred and be continuing. The Option shall terminate and be of no further force and effect:

          (i)  on the effective date of the Merger; or

          (ii) upon failure to execute the Agreement by August 19, 1996, unless such date is mutually extended; or

          (iii) upon termination of the Agreement in accordance with its provisions, other than a termination resulting from:

               (A) a willful or intentional breach by FBI of any Specified Covenant (as defined below); or

               (B) a failure of FBI shareholders, following the occurrence of a Purchase Event, to approve the Merger by the vote required under applicable law or under the FBI Articles of Incorporation; or

          (iv)      two months after:

                (A) termination of the Agreement due to a willful breach by FBI of any Specified Covenant; or

               (B) failure of FBI shareholders, following the occurrence of a Purchase Event, to approve the Merger by the vote required under applicable law or under the FBI Articles of Incorporation;

and, provided further, that any such exercise shall be subject to compliance with applicable provisions of law.

     (b) As used herein, a "Purchase Event" shall mean any of the following events or transactions occurring after the date hereof:

          (i) FBI, without having received the prior written consent of USB, shall have entered into any agreement with any person or entity to merge or consolidate, or enter into any similar transaction, except as contemplated in the Agreement, whereby (A) such entity would purchase, lease or otherwise acquire all or substantially all of the assets of FBI, or (B) such entity would purchase or otherwise acquire (including by way of merger, consolidation, share exchange or any similar transaction) securities representing 10% or more of the voting power of FBI;

          (ii) any person shall have acquired beneficial ownership or the right to acquire beneficial ownership of 15% or more of the outstanding shares of FBI Common Stock after the date hereof (the term "beneficial ownership; for purposes of this Option Agreement having the meaning assigned thereto in Section 13(d) of the Securities Exchange Act of 1934 (the "Exchange Act") and the regulations promulgated thereunder);

          (iii) any person shall have made a bona fide proposal to FBI by public announcement or written communication that is or becomes the subject to public disclosure to acquire FBI by merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, and following such bona fide proposal the shareholders of FBI vote not to adopt the Plan of Merger; or

          (iv) FBI shall have willfully breached any Specified Covenant following a bona fide proposal by a third party to FBI for a merger, consolidation, purchase of all or substantially all of its assets or any other similar transaction, which breach would entitle USB to terminate the Agreement (without regard to the cure periods provided for therein) and such breach shall not have been cured prior to the Notice Date (as defined below).

     If more than one of the transactions giving rise to a Purchase Event under this Section 2(b) is undertaken or effected, then all such transactions shall give rise only to one Purchase Event, which Purchase Event shall be deemed continuing for all purposes hereunder until all such transactions are abandoned. As used in this Option Agreement, "person" shall have the meanings specified in Sections 3(a)(9) and 13(d)(3) of the Exchange Act.

     (c) As used herein, a "Specified Covenant" shall mean any of the covenants included in the Agreement that are to be met or satisfied by FBI prior to or in connection with the transactions contemplated therein.

     (d) In the event USB wishes to exercise the Option, it shall send to FBI a written notice (the date of which being herein referred to as "Notice Date") specifying (i) the total number of shares it will purchase pursuant to such exercise and (ii) a place and date not earlier than three business days nor later than 60 business days from the Notice Date for the closing of such purchase ("Closing Date"); provided, that if prior notification to or approval of any federal or state regulatory agency is required in connection with such purchase, USB shall promptly file the required notice or application for approval and the Closing Date shall fall on the soonest practicable date following such notification or approval.

3. PAYMENT AND DELIVERY OF CERTIFICATES. (a) At the closing, USB shall pay to FBI the aggregate purchase price for the shares of FBI Common Stock purchased pursuant to the exercise of the Option in immediately available funds by a wire transfer to a bank account designated by FBI.

     (b) At such closing, simultaneously with the delivery of funds as provided in subsection (a), FBI shall deliver to USB a certificate or certificates representing the number of shares of FBI Common Stock purchased by USB, which such certificate or certificates may be inscribed with a legend referencing restrictions on transfer necessary or desirable to assure compliance with applicable laws.

4. REPRESENTATIONS. FBI hereby represents, warrants and covenants to USB as follows:

     (a) FBI shall at all times maintain sufficient authorized but unissued shares of FBI Common Stock so that the Option may be exercised without authorization of additional shares of FBI Common Stock.

     (b) The shares to be issued upon due exercise, in whole or in part, of the Option, when paid for as provided herein, will be duly authorized, validly issued, fully paid and nonassessable.

5. ADJUSTMENT UPON CHANGES IN CAPITALIZATION. In the event of any change in FBI Common Stock by reason of stock dividends, stock splits, split-ups, mergers, recapitalization, combinations, exchanges of shares or the like, the type and number of shares subject to the Option, and the purchase price per share, as the case may be, shall be adjusted appropriately. In the event that any additional shares of FBI Common Stock are issued or otherwise become outstanding after the date of this Option Agreement (other than pursuant to this Option Agreement), the number of shares of FBI Common Stock subject to the Option shall be adjusted so that, after such issuance (again excluding shares issued pursuant to this Option Agreement), it equals eight percent (8%) of the number of shares of FBI Common Stock then issued and outstanding. Nothing contained in this Section 5 shall be deemed to authorize FBI to breach any provision of the Agreement.

6. REGISTRATION RIGHTS. FBI shall, if requested by USB, as expeditiously as possible file a registration statement on a form of general use under any applicable federal or state securities laws if necessary, in order to permit the sale or other disposition of the shares of FBI Common Stock that have been acquired upon exercise of the Option in accordance with the intended method of sale or other disposition requested by USB. USB shall provide information reasonably requested by FBI for inclusion in any registration statement to be filed hereunder. FBI will use its best efforts to cause such registration statement first to become effective and then to remain effective for such period not in excess of 270 days from the day such registration statement first becomes effective, as may be reasonably necessary to effect such sales or other dispositions.

7. SEVERABILITY. If any term, provision, covenant or restriction contained in this Option Agreement is held by a court or a federal or state regulatory agency of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions and covenants and restrictions contained in this Option Agreement shall remain in full force and effect, and shall in no way be affected, impaired or invalidated. If for any reason such court or regulatory agency determines that the Option will not permit the holder to acquire the full number of shares of FBI Common Stock provided in Section 2 hereof (as adjusted pursuant to Section 5 hereof), it is the express intention of FBI to allow the holder to acquire or to require FBI to repurchase such lesser number of shares as may be permissible, without any amendment or modification hereof.

8. MISCELLANEOUS. (a) Except as otherwise provided herein, each of the parties hereto shall bear and pay all costs and expenses incurred by it or on its behalf in connection with the transactions contemplated hereunder, including fees and expenses of its own financial consultants, investment bankers, accountants and counsel.

     (b) Except as otherwise expressly provided herein, this Option Agreement contains the entire agreement between the parties with respect to the transactions contemplated hereunder and supersedes all prior arrangements or understandings with respect thereto, written or oral. The terms and conditions of this Option Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns. Nothing is this Option Agreement, expressed or implied, is intended to confer upon any party, other than the parties hereto, and their respective successors.

     (c) Neither of the parties hereto may assign any of its rights or obligations under this Option Agreement or the Option created hereunder to any other person, without the express written consent of the other party, except that in the event a Purchase Event shall have occurred and be continuing, USB may assign, in whole or in part, its rights and obligations hereunder.

     (d) All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if delivered in the manner and to the addresses provided.

     (e) The parties agree that damages would be an inadequate remedy for a breach of the provisions of this Option Agreement by either party hereto and that this Option Agreement may be enforced by either party hereto through injunctive or other equitable relief.

     (f) This Option Agreement shall be governed by and construed in accordance with the laws of the State of Alabama applicable to agreements made and entirely to be performed within such state and such federal laws as may be applicable.



                              FIRST BANCSHARES, INC.


                              By:  /s/ Fred L. Huggins

                                Its:   President & CEO




                              UNITED SECURITY BANCSHARES, INC.


                              By:  /s/ Jack M. Wainwright, III

                                Its:   President & CEO


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